Exhibit 99.1

Quantum Announces Filing of Fiscal Year 2025 Form 10-K, Delayed Filing of Form 10-Q for Quarter Ended June 30, 2025 and Nasdaq Notice Regarding Form 10-Q

CENTENNIAL, Colo. — Aug. 26, 2025 — Quantum Corporation (Nasdaq: QMCO) today announced the filing of its Annual Report on Form 10-K for the fiscal year ended March 31, 2025, with the U.S. Securities and Exchange Commission (the "SEC"). As previously indicated, the Annual Report includes the results of the review of the Company’s accounting related to certain revenue contracts, as well as the application of standalone selling price under applicable accounting standards.

The Company also announced that it filed a Form 12b-25 Notification of Late Filing on August 15, 2025 because it was unable to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Form 10-Q”) by August 14, 2025, the original due date for such filing. The extension is necessary to allow for additional time required by the Company to finalize, and for its independent registered public accounting firm to complete their review of, the Company’s financial statements.

The Company subsequently received a notice (the "Notice") from the Listing Qualifications staff of the Nasdaq Stock Market LLC ("Nasdaq") on August 21, 2025 stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s delay in filing the Form 10-Q. The Company must file the Form 10-Q or submit a plan to Nasdaq to regain compliance on or before September 15, 2025 in accordance with the Nasdaq Listing Rules. The Notice has no immediate impact on the listing of the Company's common stock, which will continue to trade on Nasdaq, subject to the Company's compliance with other continued listing requirements of Nasdaq.

The Company is working diligently to finalize its fiscal first quarter 2026 financial statements and intends to file its Form 10-Q as soon as practicable. The Company expects to host its next conference call in conjunction with the reporting of its fiscal first quarter 2026 financial results.

The Annual Report on Form 10-K can be accessed on the SEC's website at www.sec.gov and in the investor relations section of the Company’s website at investors.quantum.com.

About Quantum

Quantum delivers end-to-end data management solutions designed for the AI era. With over four decades of experience, our data platform has allowed customers to extract the maximum value from their unique, unstructured data. From high-performance ingest that powers AI applications and demanding data-intensive workloads, to massive, durable data lakes to fuel AI models, Quantum delivers the most comprehensive and cost-efficient solutions. Leading organizations in life sciences, government, media and entertainment, research, and industrial technology trust Quantum with their most valuable asset – their data. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events affecting our business. Such forward-looking statements include, in particular, statements related to the ongoing review of certain financial statements; expected timing and completion of the review and filing of the Form 10-Q; and the Company’s plans, objectives and intentions that are not historical facts generally.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: the ability to meet stock exchange continued listing standards, including the Company’s ability to file its periodic reports with the SEC in a timely manner; the possibility that the Nasdaq may delist the Company’s securities; the outcome of the pending review of the Company’s financial statements; the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file the Form 10-Q; risks related to the need to address the many challenges facing our business; risks related to legal proceedings and investigations; the impact of these factors on the Company’s performance and outlook; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the SEC, including our most recent Annual Report on Form 10-K filed with the SEC, and any subsequent filings with the SEC. We do not intend to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
E: sheltonir@sheltongroup.com

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